EXHIBIT 10h

Citibank, N.A., as Administrative Agent
388 Greenwich Street
New York, New York 10013
Attention: Richard Rivera

June 1, 2021

Ladies and Gentlemen:

Re: Extension of Maturity Date

Reference is made to the Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of July 30, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), the Borrowing Subsidiaries, the lenders parties thereto (the “Lenders”), certain Agents, Citibank , N.A., as an Administrative Agent, and JPMorgan Chase Bank, N.A., as an Administrative Agent. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.

Pursuant to Section 2.5 of the Credit Agreement, the Company hereby requests that the Lenders extend the Maturity Date in effect on the date hereof (i.e., July 30, 2025) such that the extended Maturity Date under the Credit Agreement will be July 30, 2026. This letter shall constitute an “Extension Letter” as referred to in Section 2.5 of the Credit Agreement.

BRISTOL-MYERS SQUIBB COMPANY

/s/ Sandra Ramos-Alves
Name: Sandra Ramos-Alves
Title: Vice President and Assistant Treasurer